Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	3 Months Ended June				Year-to-Date June
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2008	2007	Change	Change	2008	2007	Change	Change
Kilowatt-Hour Sales-
Total Sales	50,536	50,306	0.5%		99,013	98,124	0.9%

Total Retail Sales-	39,882	40,354	-1.2%	-0.6%	78,458	78,395	0.1%	0.2%
Residential	12,127	12,460	-2.7%	-0.8%	24,830	24,924	-0.4%	0.1%
Commercial	13,834	13,716	0.9%	0.9%	26,339	25,993	1.3%	1.3%
Industrial	13,688	13,940	-1.8%	-2.0%	26,823	27,001	-0.7%	-0.7%
Other	233	238	-1.9%	-1.8%	466	477	-2.4%	-2.3%

Total Wholesale Sales	10,654	9,952	7.1%	N/A	20,555	19,729	4.2%	N/A

Notes

-	Certain prior year data has been reclassified to conform with current year presentation.

-	Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.